UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2010

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or
organization)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
Signature
Index to Exhibits
EX-99.1
EX-99.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 5, 2010, Christopher Naughton resigned from the Board of Directors of Marshall Edwards, Inc.
A copy of the press release announcing Christopher Naughton’s resignation is attached here to as Exhibit 99.1.
Item 8.01 Other Events.
Proposed Reverse Stock Split; Special Meeting of Stockholders
On February 9, 2010, Marshall Edwards, Inc. (the “Company”) issued a press release announcing that its Board of Directors has approved a reverse stock split of its common stock at the 1-for-10 reverse split ratio. The reverse stock split would be effected, subject to stockholder approval, pursuant to an amendment to the Company’s Restated Certificate of Incorporation. The Company intends to seek stockholder approval of the amendment at a special meeting of stockholders anticipated to be held in March 2010.
The reverse stock split is intended to increase the per share trading price of the Company’s common stock, and make it more attractive to a broader range of institutional investors and enable the Company to regain compliance with the Nasdaq Stock Market (“Nasdaq”) minimum share price criteria for continued listing which, as previously announced by the Company, it is required to do by March 15, 2010 or be subject to trading suspension and delisting.
No fractional shares will be issued in connection with the reverse stock. Stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash in lieu of such fractional shares.
The Company plans to file with the SEC and make available to its stockholders a proxy statement on Schedule 14A in connection with the special meeting, and advises stockholders to read the proxy statement relating to the special meeting when it becomes available because it will contain important information. Stockholders may obtain a free copy of the proxy statement and other documents (when available) that the company files with the SEC at the SEC’s website at www.sec.gov. When filed, the proxy statement and these other documents may also be obtained for free from the Company by directing a request to Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales, 2113 Australia, Attention: Company Secretary.
The Company’s Board of Directors has preliminarily set February 24, 2010 as the record date for stockholders entitled to receive a proxy statement and vote at the special meeting. The proxy statement is subject to SEC review. The Company currently plans to complete the reverse stock in March 2010. While the Company intends to effect the reverse stock split as soon as practicable, subject to market and other customary conditions (including SEC approval), there can be no assurances that the reverse stock split will be consummated or that it will achieve its intended effects, including those described above in this Form 8-K. The Company reserves the right, in its discretion, to abandon the reverse stock split at any time prior to filing the applicable charter amendment with the Delaware Secretary of State.
A copy of the press release announcing the reverse stock split is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 8, 2010

99.2	Press Release dated February 9, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David R. Seaton
David R. Seaton
Acting Chief Executive Officer and Chief Financial Officer

Dated: February 9, 2010

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated February 8, 2010

99.2	Press Release dated February 9, 2010